Exhibit 99.1

Quantum FinTech Acquisition Corporation Stockholders Approve Business Combination with AtlasClear

Tampa, FL – November 6, 2023 – Quantum FinTech Acquisition Corporation (“Quantum”) (NYSE: QFTA), a special purpose acquisition company, announced today that its stockholders have approved the proposed business combination (the “Business Combination”) with AtlasClear, Inc. (“AtlasClear”), at a special meeting of Quantum stockholders that was held on Friday, November 3, 2023.

Each of the proposals presented at the special meeting was approved, and the Business Combination is expected to be consummated as soon as practicable following the satisfaction or waiver of the remaining closing conditions described in the proxy statement for the special meeting, including the condition that the common stock of Calculator New Pubco, Inc. (“New Pubco”) will have been approved for listing on the NYSE American. Following the closing of the Business Combination, the common stock of New Pubco is expected to begin trading on the NYSE American under the symbol “ATCH”.

In connection with the Meeting, stockholders holding 4,953,369 shares out of a possible 5,050,384 shares of Quantum’s common stock (the “Public Shares”) exercised their right to redeem their shares for a pro rata portion of the funds in Quantum’s trust account (the “Trust Account”). The trustee of the Trust Account is calculating the final amount of the funds to be removed from the Trust Account in connection with such redemptions, but the current preliminary calculations are that approximately $53.1 million (approximately $10.73 per Public Share) will be removed from the Trust Account to pay such holders.

About AtlasClear

AtlasClear plans to build a cutting-edge technology enabled financial services firm that would create a more efficient platform for trading, clearing, settlement and banking of evolving and innovative financial products with a focus on the small and middle market financial services firms. The team that will lead AtlasClear consists of respected financial services industry veterans that have founded and led other companies in the industry including Penson Clearing, Southwest Securities, NexTrade and Anderen Bank.

The nature of the combined entity is expected to be supported by robust, proven, financial technologies with a full suite that will enable the flow of business and success of the enterprise. The combined entity is expected to have a full exchange platform for a spectrum of financial products. In addition, the combined entity is expected to have a full prime brokerage and, following the acquisition of Commercial Bancorp of Wyoming (“Commercial Bancorp”), a prime banking platform with complete front-end delivery. The enterprise is anticipated to offer a fixed income risk management platform which can be expanded to a diverse application on financial products.

The combined entity is expected to be run by a new digital suite of technologies that will be part of the transaction at closing.

About Wilson-Davis & Co., Inc.

Wilson-Davis & Co., Inc. (“Wilson-Davis”) is a full-service correspondent securities broker-dealer. The company is registered with the U.S. Securities and Exchange Commission (the “SEC”), the Financial Industry Regulatory Authority and the Securities Investor Protection Organization. In addition, Wilson-Davis is a member of DTCC as well as the National Securities Clearing Corporation. Headquartered in Salt Lake City, Utah and Dallas, Texas. Wilson-Davis has been servicing the investment community since 1968, with satellite offices in California, Arizona, Colorado, New York, New Jersey and Florida.

About Commercial Bancorp of Wyoming

Commercial Bancorp is a bank holding company operating through its wholly-owned subsidiary, Farmers State Bank (“FSB”) and has been servicing the local community in Pine Bluffs, WY since 1915. It has focused the majority of its services on private and corporate banking. A member of the Federal Reserve, FSB is expected to be a strategic asset for the combined company’s long-term business model.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that reflect AtlasClear’s and Quantum’s current views with respect to, among other things, the future operations and financial performance of AtlasClear, Quantum and the combined company. Forward-looking statements in this communication may be identified by the use of words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “foreseeable,” “future,” “intend,” “may,” “outlook,” “plan,” “potential,” “proposed” “predict,” “project,” “seek,” “should,” “target,” “trends,” “will,” “would” and similar terms and phrases. Forward-looking statements contained in this communication include, but are not limited to, statements as to (i) expectations regarding the Proposed Transaction, including timing for its consummation, (ii) anticipated use of proceeds from the transaction, (iii) AtlasClear’s and Quantum’s expectations as to various operational results and market conditions, (iv) AtlasClear’s anticipated growth strategy, including the proposed acquisitions, (v) anticipated benefits of the Proposed Transaction and proposed acquisitions, (vi) the financial technology of the combined entity, and (vii) expected listing of the combined company.

The forward-looking statements contained in this communication are based on the current expectations of AtlasClear, Quantum and their respective management and are subject to risks and uncertainties. No assurance can be given that future developments affecting AtlasClear, Quantum or the combined company will be those that are anticipated. Actual results may differ materially from current expectations due to changes in global, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond the control of AtlasClear and Quantum. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Factors that could cause actual results to differ may emerge from time to time, and it is not possible to predict all of them.

Such factors include, but are not limited to: the risk that the transaction may not be completed in a timely manner or at all; the risk that the transaction closes but AtlasClear’s acquisition of Commercial Bancorp and its subsidiary bank, FSB, does not close as a result of the failure to satisfy the conditions to closing such acquisition (including, without limitation, the receipt of approval of Commercial Bancorp’s stockholders and receipt of required regulatory approvals); the failure to meet closing conditions; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement in respect of the transaction; failure to achieve sufficient cash available (taking into account all available financing sources) following any redemptions of Quantum’s public stockholders; failure to meet relevant listing standards in connection with the consummation of the transaction; failure to recognize the anticipated benefits of the transaction, which may be affected by, among other things, competition, the ability of the combined entity to maintain relationships with customers and suppliers and strategic alliance third parties, and to retain its management and key employees; potential litigation relating to the proposed transaction; changes to the proposed structure of the transaction that may be required or appropriate as a result of the announcement and execution of the transaction; unexpected costs and expenses related to the transaction; estimates of AtlasClear and the combined company’s financial performance being materially incorrect predictions; AtlasClear’s failure to complete the proposed acquisitions on favorable terms to AtlasClear or at all; AtlasClear’s inability to integrate, and to realize the benefits of, the proposed acquisitions; changes in general economic or political conditions; changes in the markets that AtlasClear targets or the combined company will target; slowdowns in securities or cryptocurrency trading or shifting demand for trading, clearing and settling financial products; any change in laws applicable to Quantum or AtlasClear or any regulatory or judicial interpretation thereof; and other factors, risks and uncertainties, including those to be included under the heading “Risk Factors” in the proxy statement/prospectus filed with the SEC, and those included under the heading “Risk Factors” in Quantum’s 2022 Form 10-K and its subsequent filings with the SEC. AtlasClear and Quantum caution that the foregoing list of factors is not exhaustive. Any forward-looking statement made in this communication speaks only as of the date hereof. Plans, intentions or expectations disclosed in forward-looking statements may not be achieved and no one should place undue reliance on such forward-looking statements. Neither AtlasClear nor Quantum undertake any obligation to update, revise or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contacts

Media
AtlasClearPR@icrinc.com

Investors
atlasclearir@icrinc.com